BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)

Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity as on file with the Nevada Secretary of State: GO SILVER TOPRICH HOLDINGS INC. Entity or Nevada Business Identification Number (NVID): NV20081301250
2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2 3, 5 and 6)	☐ Certificate to Accompany Restated Articles or Amended and Restated Articles ☐ Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. ☐ Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type.
3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.)	☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued
	☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 65%
	☐ Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: Jurisdiction of formation: Changes to takes the following effect: ☐ The entity name has been amended. ☐ Dissolution ☐ The purpose of the entity has been amended. ☐ Merger ☐ The authorized shares have been amended. ☐ Conversion ☐ Other: (specify changes) * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: 08/31/2020 Time: 10:00 AM (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect: ☒ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☐ The authorized shares have been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☐ Other. The articles have been amended as follows: (provide article numbers, if available) See attached. (attach additional page(s) if necessary)
6. Signature: (Required)	X Erin Wong — Signature of Officer or Authorized Signer; Title: Secretary X ____ Signature of Officer or Authorized Signer; Title: ____ *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

RESOLUTION

OF THE BOARD OF DIRECTORS OF GO SILVER TOPRICH HOLDINGS INC. REGARDING A NAME CHANGE OF THE COMPANY FROM GO SILVER TOPRICH HOLDINGS INC. TO SINO GREEN LAND CORPORATION

The Board of Directors (the "Board") of GO SILVER TOPRICH HOLDINGS INC. (the "Company") has agreed to change the name of the Company from GO SILVER TOPRICH HOLDINGS INC. to Sino Green Land Corporation.;

WHEREAS, the Board and the Majority Shareholder have approved the name change of of the Company;

NOW THEREFORE. BE IT RESOLVED AS FOLLOWS:

1. That the Board hereby approves, authorizes and consents to the name change of the Company to Sino Green Land Corporation.
2. The Authorized Officers of the Company (as defined below) or any of them acting alone, be, and each hereby is, authorized to file, execute, verify, acknowledge and deliver, for and on behalf of the Company, any and all notices, certificates, agreements, amendments, instruments and other documents and to perform and do or cause to be performed or done any and all such acts or things and to pay or cause to be paid all necessary fees and expenses, in each case in the name and on behalf of the Company, as they or any of them may deem necessary or advisable to effectuate or carry out these resolutions or the intent and purposes of the foregoing resolutions.
3. The "Authorized Officers" of the Company are: the Chairman and CEO; the Chief Financial Officer, the Controller, the Treasurer; any other Executive Vice President, Senior Vice President or Vice President of the Company; the General Counsel; the Secretary; and Assistant Treasurer or Assistant Secretary and any other corporate officer designated by any of the foregoing.
4. That any and all agreements, instruments and other documents heretofore or hereafter executed, delivered, as filed and/or taken by any director or officer of the Company on behalf of the Company in connection with the subject matter of these resolutions be and are hereby approved, ratified and confirmed in all respects as the acts and deeds of the Company as if such actions had been presented to this Board for its approval prior to such acts being taken.

IN WITNESS HEREOF ON THIS 26th day of August, 2020

Erin Wong

Erin WONG, Director